UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 22, 2019

CirTran Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-49654	68-0121636
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4125 S 6000 W
West Valley City, UT	84128
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(801) 963-5112

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 8.01—OTHER EVENTS

Under a term sheet signed April 22, 2019, a newly organized CirTran Corporation subsidiary will manufacture, market, and distribute exclusively a nonalcoholic energy drink and other beverages, electronic cigarettes and cigars, condoms, and other products as an exclusive contract manufacturer and distributor for an unaffiliated licensee that is completing licensing arrangements with a privately held, well-capitalized, U.S. firm with international retail and publishing operations, under the licensor’s well-established lifestyle private label. The name of the licensor is confidential pending its completion of trademark product category filings in additional global markets and the negotiation and execution of definitive agreements. This exclusive distribution agreement encompasses products and activities in mass market, specialty, drug, supermarket, military, club stores, direct response, mail order, pharmacies, casinos, clubs, convenience stores, retail, internet, news/kiosks, vending machines, airport, and duty-free distribution channels.

Under our arrangement, we will manufacture, market, and distribute products, subject to a royalty based on manufacturing and advertising expenditures. The licensee will be obligated to pay the trademark owner-licensor a 6% royalty fee on all sales, with advance royalties due upon signing the definitive agreements and guaranteed royalties due over the next four years. The unaffiliated licensee intends to fund any minimum royalty payments and budgeted product rollout costs with capital raised from private investors.

These manufacturing and distribution arrangements culminate months of direct negotiations with both the licensee and the trademark owner-licensor, which we initiated after the October 2018 denial of our petition for retrial in the litigation with Playboy Enterprises, Inc. in Cook County, Illinois. Under our previous agreement with Playboy, our now-discontinued subsidiary had been precluded from commencing any business that was competitive with the distribution of nonalcoholic beverage under the Playboy name and license.

In undertaking this new product distribution opportunity, we will seek to take advantage of our distribution and manufacturing relationships established in several global locations during the last 18 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CirTran Corporation

Dated: April 22, 2019	By:	/s/ Iehab J. Hawatmeh
Iehab J. Hawatmeh
Chief Executive Officer